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                                                                     EXHIBIT 4.4

                          SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this "Agreement") is dated as of January 21, 2004, by and among CardioGenesis Corporation, a California corporation (the "Company"), and each of the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, shares of Common Stock and Warrants to purchase shares of Common Stock as set forth herein. The maximum aggregate of Subscription Amounts which the Company will accept is $2,700,000.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

        1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                "Action" shall have the meaning ascribed to such term in Section 3.1(j).

               "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

               "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

               "Closing" means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

                "Closing Date" means the date of the Closing, which shall be the date hereof.

                "Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or


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        quoted on the Trading Market and if prices for the Common Stock are quoted on the OTC Bulletin Board then the last reported closing bid price per share of Common Stock on such date on the OTC Bulletin Board (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or
        (d) if there is no such price on such date, then the closing bid price on the OTC Bulletin Board on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or if the Common Stock is not then listed or quoted on the Trading Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "pink sheets" published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated) (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (e) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares and reasonably acceptable to the Company.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

               "Common Stock Equivalents" means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

               "Company Counsel" means Weil, Gotshal & Manges LLP.

                "Disclosure Schedules" means the Disclosure Schedules attached as Annex I hereto.

               "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

               "Liens" means all liens, charges, security interests, encumbrances, rights of first refusal and other restrictions.

               "Majority Purchasers" means the original Purchasers on the Closing Date holding, on the date of determination, at least a majority of the Shares then held by such Purchasers.

               "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).


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                "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

               "Per Unit Purchase Price" equals $0.86, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and before the Closing.

               "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

               "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

               "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                "SEC Reports" shall have the meaning ascribed to such term in
        Section 3.1(h).

                "Securities" means the Shares, the Warrants and the Warrant Shares.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Shares" means an aggregate of up to 3,139,535 shares of Common Stock, which are being issued and sold by the Company to the Purchasers at the Closing.

                "Subscription Amount" means, as to each Purchaser and the Closing, the amount set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

                "Subsidiary" means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

                "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not traded on a Trading Market or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the "pink sheets" published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or


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        quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                "Transaction Documents" means this Agreement, the Registration Rights Agreement, the A Warrants, the B Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                "Unit" means one (1) Share, one (1) A Warrant to purchase one share of Common Stock and one half (1/2) B Warrant to purchase one share of Common Stock.

                "A Warrant" means one (1) Common Stock purchase warrant, in the form of Exhibit B, issuable to the Purchasers at Closing, which warrant shall be exercisable immediately and have an exercise price equal to $1.37 and a term of exercise of 5 years.

                "B Warrant" means one (1) Common Stock purchase warrant, in the form of Exhibit C, issuable to the Purchasers at Closing, which warrant shall be exercisable upon the Registration Statement becoming effective and available for sale of Registrable Securities as defined in the Registration Rights Agreement and have an exercise price equal to $1.00 and a term of exercise ending on the 129th Trading Day upon which the Registration Statement has been effective and available for sale of such Registrable Securities.

                "Warrant" means an A Warrant or a B Warrant.

                "Warrants" means an aggregate of up to 3,139,535 A Warrants and 1,569,768 B Warrants.

                "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

        2.1 Closing. At the Closing, each Purchaser shall purchase, severally and not jointly, and the Company shall issue and sell, to each Purchaser such number of Units set forth opposite such Purchaser's name on Schedule A hereto at the Per Unit Purchase Price. Upon satisfaction of the conditions set forth in
Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree. Notwithstanding the foregoing, in no event will the Closing occur unless and until the Company has received an aggregate Subscription Amount of $2,700,000 in accordance with
Section 2.2(b)(ii).

                2.2 Closing Conditions. (a) At the Closing the Company shall deliver or cause to be delivered to each Purchaser (except as otherwise provided below):


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                        (i) this Agreement duly executed by the Company;

                        (ii) one or more stock certificates, registered in the
                name of such Purchaser free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Shares equal to the number Units set forth opposite such Purchaser's name on Schedule A hereto, registered in the name of such Purchaser;

                        (iii) an A Warrant, registered in the name of such
                Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to the number of Units set forth opposite such Purchaser's name on Schedule A hereto;

                        (iv) a B Warrant , registered in the name of such
                Purchaser, pursuant to which such Purchaser shall have the right to acquire up to one half of the number of shares of Common Stock equal to the number of Units set forth opposite such Purchaser's name on Schedule A hereto;

                        (v) the Registration Rights Agreement duly executed by
                the Company;

                        (vi) a legal opinion of Company Counsel, in
                substantially the form of Exhibit D attached hereto; and

                        (vii) A copy of an amendment to the Rights Agreement
                dated as of August 27, 2001, between the Company and EquiServe Trust Company, N.A. as Rights Agent, as amended (the "Rights Plan") excluding the Purchasers from the definition of Acquiring Person under the Rights Plan, in substantially the form of Exhibit E attached hereto.

                (b) At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

                        (i) this Agreement duly executed by such Purchaser;

                        (ii) such Purchaser's Subscription Amount by wire
                transfer to the account of the Company as provided to the Purchasers in writing on the Company's letterhead prior to the Closing Date; and

                        (iii) the Registration Rights Agreement duly executed by
                such Purchaser.

                (c) It is a closing condition of each party's obligations to close under this agreement that all representations and warranties of the other parties contained herein shall remain true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and that each other party shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the other party at or prior to the Closing.


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                (d) It is a condition of each Purchaser's obligation to close under this agreement that as of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

                (e) It is a condition of each Purchaser's obligation to close under this agreement that from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission, and, at no time prior to the Closing Date, shall trading in securities generally as reported by Bloomberg Financial Markets have been suspended or limited, nor shall minimum prices have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each
Purchaser:

                (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                (b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the


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        Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

                (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
        (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

                (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority any regulatory or self-regulatory agency or any or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement and a Form D and (b) applicable Blue Sky filings.

                (f) Issuance of the Securities. The Securities are duly authorized and, the Shares and Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

                (g) Capitalization. The authorized capital stock of the Company consists of (a) fifty million (50,000,000) shares of Common Stock, no par value, of which, as of January 16, 2004, thirty-eight million ninety-eight thousand six hundred forty-eight (38,098,648) shares were outstanding and the related rights under the Rights Plan, and (b) five million


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        (5,000,000) shares of preferred stock, none of which shares are currently outstanding. Except as disclosed in the SEC Reports there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(g), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(g), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

                (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Disclosure Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed (and if amended or superceded by a filing prior to the date of this Agreement, then on the date of giving effect to such amending or superceding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the


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        time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of the SEC Reports.

                (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                (j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory or self-regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or
        (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company relating to such individual's employment by, or service to, the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.


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                (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                (l) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses
        (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

                (m) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory or self-regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                (n) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them, in each case free and clear of all Liens, except for such Liens as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, all real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in material compliance.

                (o) Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.


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

                (p) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

                (q) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                (r) Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
        (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is timely made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of September 30, 2003 (such date, the "Evaluation Date"). The Company presented in its Form 10-Q for the quarter ended September 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in any factors that could significantly affect the Company's internal controls.

                (s) Certain Fees. Except for the fees described on Schedule 3.1(s), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                (t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.

                (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (v) Registration Rights. Except as described on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                (w) Listing and Maintenance Requirements. Except as described on
        Schedule 3.1(w), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted or the OTC Bulletin Board to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or the OTC Bulletin Board. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                (x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                (y) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

                (z) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and including the anticipated proceeds of the sale of the Securities; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                (aa) Acknowledgment Regarding Purchasers' Purchase of Company Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Document and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                (bb) Questionable Payments. Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons on behalf of the Company or any of its Subsidiaries, has on behalf of the Company or any of its Subsidiaries or in connection with their businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees form corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                (cc) Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company, its Subsidiaries or their respective businesses, properties, prospects, operations or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                (dd) Registration Statement. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which will be included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

        3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                (b) Purchase for Own Account. Such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                (e) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                (f) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Purchaser or its advisors, if any. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

                (g) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

                (h) Residency. Such Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

                (i) Certain Fees. The Company shall have no obligation with respect to any brokerage or finder's fees or commissions that may be due from such Purchaser in connection with the transactions contemplated by this Agreement.

        The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2 and that the representations set forth in this Section 3.2(b) through Section 3.2(h) are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Units pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

        4.1 Transfer Restrictions. (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or pursuant to Rule 144(k), to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion (unless otherwise required by its transfer agent), any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee agrees to be bound by all of the applicable provisions of the Transaction Documents, including the representations of the Purchaser, and certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

                THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.

                The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing agreement secured by the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge or transfer. At the applicable Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), and the Company shall remove any existing legend and issue shares via DWAC (if available) if requested by any Purchaser (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) or applicable State law. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.1.

                (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares submitted pursuant to Section 4.1(c)(based on the Closing Price of the Common Stock on the date such Securities are received by the Company's transfer agent) subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after such third Business Day until the certificates free from all restrictive and other legends are delivered. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

        4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

        4.3 Integration. The Company shall not, and shall ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

        4.4 Subsequent Placements

                (a) From the date hereof until 90 Trading Days after the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition
        of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock.

                (b) From the 90th Trading Day after the Effective Date until 12 months following the Effective Date, the Company shall not effect a financing of its Common Stock or Common Stock Equivalents (a "Subsequent Financing") unless (i) the Company delivers to each of the Purchasers hereunder a written notice at least 5 Trading Days prior to the closing of such Subsequent Financing (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and offer to each Purchaser the opportunity to provide (or cause its designee to provide) up to an amount equal to such Purchaser's Subscription Amount at the Closing on the same terms set forth in the Subsequent Financing Notice and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, up to an amount equal to the proportion of the aggregate Subscription Amounts represented by such Purchaser's Subscription Amount at the Closing on the same terms set forth in the Subsequent Financing Notice. If one or more Purchasers shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the Company must provide the other Purchasers with a second Subsequent Financing Notice, and those Purchasers will again have the right to participate, subject to completion of mutually acceptable documentation, up to an amount equal to their proportions of the Subscription Amounts of participating Purchasers. If the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice, the Company must provide another initial Financing Note prior to any subsequent financing, until 12 months following the Effective Date.

                (c) Notwithstanding anything to the contrary herein, this
        Section 4.4 shall not apply to the following: (i) the granting of options or restricted stock to employees, officers, directors and key consultants of the Company pursuant to any stock option plan or agreement duly adopted by the Company's board of directors by vote of a majority of the independent members of the board or a committee of independent directors established for such purpose, or (ii) the exercise of any security issued by the Company in connection with the offer and sale of the Company's securities pursuant to this Agreement, or (iii) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided such securities have not been amended since the date hereof, or (iv) the issuance of securities in connection with a joint venture or development agreement or strategic partnership or similar agreement approved by the Company's board of directors, no significant purpose of which is to raise equity capital, or (v) the issuance of securities in connection with an equipment lease financing transaction or a bank financing transaction approved by the Company's board of directors, no significant purpose of which is to raise equity capital; or (vi) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding pursuant to subclauses (i), (iv) and (v) above.

        4.5 No Borrowings under Equity Line of Credit. During the period beginning on the date of this Agreement and ending nine months after the Effective Date of the Registration Statement, the Company covenants and agrees that it will not issue any securities under, borrow any money under or otherwise obtain any financing pursuant to any of the agreements between Laurus Master Fund, Ltd. and the Company.

        4.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m., Eastern Daylight Time on January 23, 2004 issue a press release reasonably acceptable to each of the Purchasers disclosing all material terms of the transactions contemplated by the Transaction Documents, to the extent permitted by applicable law. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the Form 8-K to be filed following the Closing Date and the Registration Statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide each Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii).

        4.7 Shareholders Rights Plan. No claim will be made or enforced by the Company that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, including, without limitation, the Rights Plan or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in connection with the initial issuance of the Securities under the Transaction Documents. Solely for purposes of this Section 4.7 and Section 3.1(x), Purchaser shall include only the initial Purchasers, Capital Ventures International, Castle Creek Healthcare Partners LLC and CC LifeScience, Ltd., and not their assignees or transferees.

        4.8 Non-Public Information. Except as otherwise provided in Section 4.4(b) which information each Purchaser agrees to keep confidential (unless, as to a Purchaser, such Purchaser declines to accept such information when offered by the Company), the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, and, in any event, the Company hereby agrees that no Purchaser shall have any duty of confidentiality with respect to any such information if any such disclosure occurs.

The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

        4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

        4.10 Indemnification of Purchasers. The Company will indemnify and hold the Purchasers, the Purchasers' Affiliates, and their respective directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or
(b) any cause of action, suit or claim brought or made against such Purchaser Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents. The Company will reimburse each Purchaser Party for its reasonable outside legal and other out-of-pocket expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

        4.11 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all Shares required to be issued pursuant to this Agreement and all Warrant Shares required to be issued pursuant to the Warrants.

        4.12 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to obtain the listing of the Common Stock on a Trading Market, and, unless completed prior to the Closing, to list the applicable Shares and Warrant Shares on a Trading Market as soon as reasonably practicable following the Closing. The Company further agrees, if the Company applies to have the Common Stock traded on any Trading Market, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares and Warrant Shares to be listed on such Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the OTC Bulletin, or if the Common Stock is listed on a Trading Market, on that a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

        4.13 Form D: Blue Sky Laws. The Company shall file with the Commission a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom.

        4.14 Legal Opinion Concerning Authorized Capital. The Company hereby agrees to use it best efforts to cause Company Counsel to render its legal opinion with respect to the authorized capital of the Company as soon as practicable after the Closing in the form set forth as opinion 1 in the form of legal opinion attached hereto as Exhibit D.

                                   ARTICLE V.
                                  MISCELLANEOUS

        5.1 Termination. This Agreement may be terminated by the Company or, as to any Purchaser and the Company, any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

        5.2 Fees and Expenses. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement and Heights Capital Management, Inc.'s ("Heights Capital") reasonable out-of-pocket expenses including, but not limited to legal and due diligence costs, regardless of whether the Closing shall occur, provided, the Company obligation to pay such of Heights Capital's expenses shall not exceed $20,000. If the Closing shall occur, such of Heights Capital's expenses may be deducted from the aggregate purchase price of the Units purchased by Heights Capital's affiliates or advisees. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

        5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day,
(c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

        5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Any waiver effected in accordance with this Section 5.5 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible or exercisable), each future holder of all such securities, and the Company.

        5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person in connection with the transfer of the Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

        5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

        5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery and/or exercise of the Securities, as applicable.

        5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant exercise, notice, demand or election in whole or in part without prejudice to its future actions and rights.

        5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested.

        5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        5.17 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Documents (except for the payments to Heights Capital pursuant to Section 5.2) for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

        5.18 Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of the Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                            (Signature Page Follows)

               IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CARDIOGENESIS CORPORATION                         Address for Notice:

By:/s/ Michael J. Quinn
   Name: Michael J. Quinn                         Tel: (714) 649 - 5050
   Title: President, Chief Executive Officer,     Fax: (714) 649 - 5102
          Chairman                                Attn: Chief Executive Officer

With copy to (which shall not constitute notice):

Weil, Gotshel & Manges, LLP
201 Redwood Shores Parkway
Redwood Shores, CA  94065
Attn:  Craig Adas, Esq.
Tel:  (650) 802-3020
Fax:  (650) 802-3100

                           [SIGNATURE PAGE CONTINUES]

[PURCHASER'S SIGNATURE PAGE]

Name of Investing Entity: Capital Ventures International
Signature of Authorized Signatory of Investing entity: /s/ Martin Kobinger Name of Authorized Signatory: Martin Kobinger
Title of Authorized Signatory: Investment Manager

Address for Notice of Investing Entity:

Heights Capital Management
425 California St., Suite 1100
San Francisco, CA 94104



Address for Delivery of Securities for Investing Entity (if not same as above):

Capital Ventures International
401 City Avenue, Suite 220
Bala Cynwd, Pennsylvania 19004
Attn: Mike Mollen


Subscription Amount: $1,050,000
Shares: 1,744,186
A Warrant Shares: 1,744,186
B Warrant Shares: 872,093
EIN Number:  [you may provide this under separate cover]

                           [SIGNATURE PAGES CONTINUE]

[PURCHASER'S SIGNATURE PAGE]

Name of Investing Entity: Castle Creek Healthcare Partners LLC
Signature of Authorized Signatory of Investing entity: /s/ Thomas A. Frei Name of Authorized Signatory: Thomas A. Frei
Title of Authorized Signatory: Managing Director of the Investment Manager

Address for Notice of Investing Entity:

Castle Creek Healthcare Partners LLC
111 W. Jackson Blvd., Suite 2020
Chicago, IL 60604


Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $900,000
Shares: 1,046,512
A Warrant Shares: 1,046,512
B Warrant Shares: 523,256
EIN Number: [you may provide this under separate cover]

                           [SIGNATURE PAGES CONTINUE]

[PURCHASER'S SIGNATURE PAGE]

Name of Investing Entity: CC Lifescience, Ltd.
Signature of Authorized Signatory of Investing entity: /s/ Thomas A. Frei Name of Authorized Signatory: Thomas A. Frei
Title of Authorized Signatory: Authorized Individual

Address for Notice of Investing Entity:

CC Lifescience, Ltd.
c/o Castle Creek Lifescience Partners LLC
111 W. Jackson Blvd. Suite 2020
Chicago, IL

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $300,000
Shares: 348,837
A Warrant Shares: 348,837
B Warrant Shares: 174,419
EIN Number: [you may provide this under separate cover]

                                   SCHEDULE A

         Purchaser                                      Units
         ---------                                      -----

         Capital Ventures International               1,744,186
         Castle Creek Healthcare Partners LLC         1,046,512
         CC LifeScience, Ltd.                           348,837

                               Total                  3,139,535